AMENDMENT NO. 1 TO THE   SECOND AMENDED AND RESTATED   BY-LAWS   OF   C4 THERAPEUTICS, INC.   (the “Corporation”)   Section 8 of Article VI of the Second Amended and Restated By-laws of the Corporation (the “By-laws”) is hereby amended and restated in its entirety as follows:   “SECTION 8. Exclusive Jurisdiction of Delaware Courts or the United States Federal District Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or these By-laws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this sentence will not apply to any causes of action arising under the Securities Act of 1933, as amended, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.  Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court of the District of Massachusetts or the United States District Court for the District of Delaware shall be the sole and exclusive forums for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, or the respective rules and regulations promulgated thereunder.  To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.”    Except as herein amended, the provisions of the By-laws shall remain in full force and effect.  Effective as of April 9, 2026.